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                                                                    EXHIBIT 10.4




                              EMPLOYMENT CONTRACT


THE STATE OF TEXAS

COUNTY OF HARRIS

         This AGREEMENT is made this ___the day of December, 1997 between PRIME BANK, a Texas banking association, having a principal place of business at 12200 Northwest Freeway, Houston, Texas 77092 hereinafter referred to as the "Employer", and B. J. WILLIAMS who resides at ____________________, Houston, Texas hereinafter referred to as the "Employee" (this "Agreement"). Prime Bancshares, Inc. is also executing this Agreement as guarantor of the obligations under the Agreement of its subsidiary, Prime Bank.

                                   ARTICLE I
                               TERM OF EMPLOYMENT

         The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer for a period of three (3) years beginning on the Closing Date (as that term is defined in that certain Agreement and Plan of Reorganization dated the 30th day of December, 1997 among Prime Bancshares, Inc. Ibid, Inc., Prime Bank and Sunbelt National Bank) (referred to herein as the "Effective Date"); however, this Agreement may be terminated earlier as hereinafter provided.

                                   ARTICLE II
                               DUTIES OF EMPLOYEE

         1. Primary Duties. The Employee is hereby employed by Employer and shall primarily manage the solicitation and servicing of loan and depositary accounts of Employer associated with the locations of Employer which were previously those of Sunbelt National Bank and shall perform such other work as may be assigned to him subject to the instructions, directions, and control of the Employer which shall be consistent with the type and nature of work normally performed by senior banking officers.

         2. Location. Employee shall work at 1160 Dairy Ashford and shall be furnished with an office and other business facilities and services sufficient to carry out his duties of office.

         3. Changes of Duties or Location-Mutual Consent. The duties of the Employee and the location at which Employee shall work may be changed from time to time by the mutual consent of the Employer and the Employee without resulting in a rescission of this Agreement. Notwithstanding any such change, the employment of the Employee shall be construed as continuing under this Agreement as modified.
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         4.      Secretarial Assistance.  Consistent with Employer's policies and procedures, Employee shall have the right to hire and terminate his own secretary.

                                  ARTICLE III
                          ENGAGING IN OTHER EMPLOYMENT

         The Employee shall devote his entire productive time, ability, and attention to the business of the Employer. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature relating to banking or financial matters to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Employer; during the term of this Agreement and during the non-competition period described in Article VI below.

                                   ARTICLE IV
                                  COMPENSATION

         1. Basic Compensation. As compensation for employment services rendered under this Agreement, the Employee shall be entitled to receive from the Employer a salary of TEN THOUSAND FOUR HUNDRED SIXTEEN AND 67/100 DOLLARS ($10,416.67) per month, prorated for any partial employment period during the three (3) year term of this Agreement.

         2.      Additional Compensation.

                 a. Employee Bonus Plan. So long as the Employee is working on a full-time basis (i.e., five days per week, exclusive of holidays, etc.), the Employee shall be eligible for such additional compensation, if any, from the Employer for services rendered hereunder based upon Employee's annual performance evaluation, and the Employee shall be included in the Employer's employee bonus plan and be entitled to such additional compensation as may accrue to him by reason of his inclusion in such plan.

                                   ARTICLE V
                  REIMBURSEMENT OF EMPLOYEE BUSINESS EXPENSES

         1. Out of Pocket Expenses. The Employee is authorized to incur reasonable business expenses for promoting the business of the Employer, including expenditures for entertainment and travel, including, without limitation, trade association convention attendance, country club dues, mobile telephone expense, and other similar business expenses. The Employer and Employee will mutually determine a reasonable range for such business expenses. The Employer will reimburse the Employee from time to time for all such business expenses provided that the Employee presents



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the Employer with appropriate documentation of such expenditures in accordance with the Employer's established procedures relating to such reimbursements.

         2. Automobile Expense Allowance. During the term of his employment but not thereafter, the Employer shall pay the Employee an automobile expense allowance of $975.00 per month to reimburse the Employee for the business use of his personal automobile.

                                   ARTICLE VI
             EMPLOYEE'S OBLIGATIONS OTHER THAN TO PERFORM SERVICES

         1. Non-Competition by Employee. For a three year period following the later of (a) the date of the immediately preceding Annual Covenant Payment (as defined below) or (b) the date that Employee's employment is terminated for any reason, the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, greater than 10% stockholder, corporate officer, director, or in any other individual or representative capacity, (i) solicit the banking business (loan, deposit or otherwise) of any then existing customers of Employer, and (ii) engage or participate in any business that is in competition in any manner whatever with the business of Employer within a ten-mile radius of either the office building located at 1160 Dairy Ashford, Houston, Texas or the branch locations located at 8800 Katy Freeway, Houston, Texas or 8501 Katy Freeway, Houston, Texas.

         2. Covenant Payments. In consideration for the Employee's agreement and covenant of non-competition described in the preceding paragraph 1; the Employer agrees to pay the Employee ONE HUNDRED SEVENTY-FIVE THOUSAND & NO/100 ($175,000) DOLLARS in three (3) annual installments of FIFTY-EIGHT THOUSAND THREE HUNDRED THIRTY-THREE & 33/100 DOLLARS ($58,333.33) each ("Annual Covenant Payments"); the first of which Annual Covenant Payments shall be due and payable on the Effective Date, and the two remaining Annual covenant Payments shall be due on each of the two anniversary dates of the Effective Date hereof.

         3. Enforcement and Legal Remedies. The parties recognize the difficulty of properly measuring the damages which reasonably would accrue by reason of a breach of this covenant of non-competition and thereof agree that the party suffering by reason of any breach of this Agreement shall be entitled to the equitable remedy of injunctive relief.





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                                  ARTICLE VII
                                PROPERTY RIGHTS

         1. Trade Secrets and Confidentiality. During the term of employment, the Employee will have access to and become familiar with various trade secrets, consisting of customer lists, analytical information, financial data, and compilations of information, records, and specifications, owned by the Employer and regularly used in the operation of the business of the Employer. The Employee shall not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment with the Employer. All files, records, documents, drawings, specification, equipment, and similar items relating to the business of the Employer, whether or not prepared by the Employee, shall remain the exclusive property of the Employer and shall not be removed from the premises of the Employer under any circumstances without the prior written consent of the Employer.

         2. Processes and Improvements. The Employee agrees that he will promptly from time to time fully inform and disclose to the Employer all inventions, processes, designs, improvements and discoveries which he now has or may hereafter have during the term of this Agreement which pertain or relate to the business of the Employer or to any experimental work carried on by the Employer, whether conceived by the Employee alone or with others and whether or not conceived during regular working hours. All such inventions, processes, designs, improvements, and discoveries shall be the exclusive property of the Employer. The Employee shall assist the Employer in obtaining patents on all such inventions, designs, improvements, and discoveries deemed patentable by the Employer and shall execute all documents and do all things necessary to obtain letters patent, vest the Employer with full and exclusive title thereto, and protect the same against infringement by others.

                                  ARTICLE VIII
                               TERMINATION RIGHTS

         1. Employee's Termination Rights. The Employee shall have the right, at his election and for any reason prior to the expiration of the term of this Agreement, to voluntarily terminate his employment with the Employer. Any such voluntary termination of employment by the Employee shall terminate the Employer's obligation to pay any further compensation provided for in
Article IV above; but shall not impair or effect that obligation of the Employer to pay the Annual Covenant Payments described in Article VI above; providing the Employee is not then, or at any time thereafter, in violation of the covenant of non-competition.





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         2.      Employer's Termination Rights.  The Employer shall have the right to terminate the Employee, but only for good cause. For purposes of this Agreement, "good cause" shall mean:

                 a. Employee's willful and repeated failure to perform his duties under Article II.1 of this Agreement;

                 b. Employee's willful and repeated violation of Employer's written policies and procedures;

                 c. Habitual use of alcohol or drugs that prevents Employee from performing his duties under Article II.1 of this Agreement;

                 d. Conviction of a felony, or conviction of a misdemeanor involving active and willful fraud or moral turpitude; or

                 e. Acts of gross disloyalty to Prime, including but not limited to theft, embezzlement or intentional unauthorized disclosure of confidential information.

In the event of either (i) the termination for good cause factors d. or e. above, or (ii) death of Employee, the Employer's obligations to pay the compensation described in Article IV and its obligations to pay the Annual Covenant Payments described in Article VI shall automatically cease. In the event of termination for good cause factors a., b. or c. above, the Employer's obligations to pay the compensation described in Article IV shall automatically cease, but Employer's obligations to pay the Annual Covenant Payments as described in Article VI shall continue, providing that Employee is not in violation of the covenant of non-competition.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         1. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change his address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

         2. Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of





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the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         3. Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         4. Modification. This Agreement shall not be amended, modified, or altered in any manner except in a writing signed by both parties.

         5. Failure to Enforce Not Waiver. Any failure or delay on the part of either the Employer or the Employee to exercise any remedy or right under this Agreement shall not operate as a waiver. The failure of either party to require performance of any of the terms, covenants, or provisions of this Agreement by other party shall not constitute a waiver of any of the rights under the Agreement. No forbearance by either party to exercise any rights or privileges under this Agreement shall be construed as a waiver, but all rights and privileges shall continue in effect as if no forbearance had occurred. No covenant or condition of this Agreement may be waived except by the written consent of the waiving party. Any such written waiver of any term of this Agreement shall be effective only in the specific instance and for the specific purpose given.

         6. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement had been executed without any such invalid provisions having been included. Such invalid provision shall be reformed in a manner that is both (i) legal and enforceable, and (ii) most closely represents the parties original intent.

         7. Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

         8. Counterparts. This Agreement has been executed in duplicate, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

         9. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employer and the Employee, and their respective heirs, executors, administrators, successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of the Employer and any entity or person that acquires all or substantially all of the assets of the Employer.





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                                   EMPLOYER

                                   PRIME BANK



                                    By:
                                       ----------------------------------------
                                             E. J. Guzzo, its President


                                    PRIME BANCSHARES, INC.


                                    By:
                                       ----------------------------------------
                                             E. J. Guzzo, its President


                                    EMPLOYEE



                                       ----------------------------------------
                                             B. J. Williams





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STATE OF TEXAS

COUNTY OF HARRIS

         This instrument was acknowledged before me on this ______ day of __________, 1997 by E. J. GUZZO in the capacity stated.



                                        ---------------------------------------
                                        Notary Public - State of Texas


                                        ---------------------------------------
                                        Printed Name of Notary
                                        My Commission Expires:
                                                              -----------------


STATE OF TEXAS

COUNTY OF HARRIS

         This instrument was acknowledged before me on this ______ day of __________, 1997 by E. J. GUZZO in the capacity stated.




                                        ---------------------------------------
                                        Notary Public - State of Texas


                                        ---------------------------------------
                                        Printed Name of Notary
                                        My Commission Expires:
                                                               ----------------


STATE OF TEXAS

COUNTY OF HARRIS

         This instrument was acknowledged before me on this ______ day of __________, 1997 by B. J. WILLIAMS.





                                        ---------------------------------------
                                        Notary Public - State of Texas


                                        ---------------------------------------
                                        Printed Name of Notary
                                        My Commission Expires:
                                                              -----------------





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